Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS THIRD QUARTER FISCAL 2018 RESULTS

San Jose, CA — July 30, 2018.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the third fiscal quarter ended June 30, 2018.

Third Quarter Fiscal 2018 Summary

•            Revenue of $1.81 billion

•            GAAP operating margin of 2.6 percent

•            GAAP diluted earnings per share of $0.47

•            Non-GAAP(1) operating margin of 3.0 percent

•            Non-GAAP(1) diluted earnings per share of $0.55

Revenue for the third quarter was $1.81 billion, compared to $1.68 billion in the prior quarter and $1.71 billion for the same period of fiscal 2017.

GAAP operating income in the third quarter was $47.1 million or 2.6 percent of revenue, compared to $66.6 million or 3.9 percent of revenue for the third quarter fiscal 2017.  GAAP net income in the third quarter was $34.0 million, compared to GAAP net income of $36.4 million for the same period a year ago.  GAAP diluted earnings per share was $0.47 for the third quarter fiscal 2018 and third quarter of fiscal 2017.

Non-GAAP operating income in the third quarter was $54.5 million or 3.0 percent of revenue, compared to $71.4 million or 4.2 percent of revenue in the third quarter fiscal 2017.  Non-GAAP net income in the third quarter was $39.9 million, compared to $58.0 million in the same period a year ago.  Non-GAAP diluted earnings per share for the quarter was $0.55, compared to $0.74 for the same period a year ago.

“We achieved a significant milestone in our third quarter with revenue of $1.81 billion, the highest quarterly revenue since 2008 when the company refined its strategy to focus on our customers’ mission critical products, services and supply chain needs,” stated Bob Eulau, Chief Executive Officer of Sanmina Corporation. “Revenue was up 8.2 percent sequentially and 6 percent year over year driven by new program ramps and solid demand across all of our end-market segments.  Despite strong revenue, profitability was negatively impacted by unfavorable costs and inefficiencies associated with the ongoing supply constrained environment.”

“As we look to the fourth quarter, I am confident in our team’s ability to grow revenue on a sequential and year over year basis and I expect margins to improve as we reduce our cost inefficiencies.  Our pipeline continues to be strong and we are optimistic about closing fiscal 2018 on a strong note.”

Balance Sheet Summary

•            Ending cash and cash equivalents were $404.8 million

•            Cash flow from operations was $61.8 million

•            Inventory turns were 5.9x

•            Cash cycle days were 48.5 days

Fourth Quarter Fiscal 2018 Outlook

The following forecast is for the fourth fiscal quarter ending September 29, 2018.  These statements are forward-looking and actual results may differ materially.

•            Revenue between $1.825 billion to $1.875 billion

•            GAAP diluted earnings per share between $0.50 to $0.56, including stock-based compensation expense of $0.11 and amortization of intangible assets of $0.02

•            Non-GAAP diluted earnings per share between $0.63 to $0.69

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the third quarter on Monday, July 30, 2018 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be webcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 1879359.

(1) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items to the extent material in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy and industries that include embedded computing technologies such as point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for and expected improvements in fourth quarter fiscal 2018 results, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	June 30,	September 30,
	2018	2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$404,777	$406,661
Accounts receivable, net	1,153,930	1,110,334
Inventories	1,187,006	1,051,669
Prepaid expenses and other current assets	48,279	47,586
Total current assets	2,793,992	2,616,250

Property, plant and equipment, net	635,733	640,275
Deferred tax assets	345,780	476,554
Other	117,023	114,284
Total assets	$3,892,528	$3,847,363

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,348,917	$1,280,106
Accrued liabilities	145,954	116,582
Accrued payroll and related benefits	109,155	130,939
Short-term debt	236,280	88,416
Current portion of long-term debt	375,000	—
Total current liabilities	2,215,306	1,616,043

Long-term liabilities:
Long-term debt	14,562	391,447
Other	185,904	192,189
Total long-term liabilities	200,466	583,636

Stockholders’ equity	1,476,756	1,647,684
Total liabilities and stockholders’ equity	$3,892,528	$3,847,363

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

Net sales	$1,813,366	$1,711,377	$5,233,795	$5,113,616
Cost of sales	1,694,830	1,580,689	4,891,095	4,717,556
Gross profit	118,536	130,688	342,700	396,060

Operating expenses:
Selling, general and administrative	61,421	58,708	190,408	186,236
Research and development	8,144	8,394	23,980	25,002
Amortization of intangible assets	890	918	2,718	2,754
Restructuring costs	1,021	(3,908)	15,972	121
Gain on sales of long-lived assets	—	—	—	(1,451)
Total operating expenses	71,476	64,112	233,078	212,662

Operating income	47,060	66,576	109,622	183,398

Interest income	492	219	1,064	658
Interest expense	(7,284)	(5,503)	(20,324)	(16,256)
Other income, net	1,000	952	3,747	6,021
Interest and other, net	(5,792)	(4,332)	(15,513)	(9,577)

Income before income taxes	41,268	62,244	94,109	173,821

Provision for income taxes	7,305	25,840	190,424	60,836

Net income (loss)	$33,963	$36,404	$(96,315)	$112,985

Basic income (loss) per share	$0.49	$0.48	$(1.37)	$1.52
Diluted income (loss) per share	$0.47	$0.47	$(1.37)	$1.45

Weighted-average shares used in computing per share amounts:
Basic	68,907	75,332	70,366	74,548
Diluted	72,053	78,241	70,366	77,917

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2018	2017

GAAP Operating Income	$47,060	$66,576
GAAP operating margin	2.6%	3.9%
Adjustments:
Stock compensation expense (1)	9,761	7,289
Amortization of intangible assets	1,792	1,820
Reversal of contingent consideration accrual (2)	(4,812)	—
Distressed customer charges (3)	(357)	(400)
Restructuring costs	1,021	(3,908)
Non-GAAP Operating Income	$54,465	$71,377
Non-GAAP operating margin	3.0%	4.2%

GAAP Net Income	$33,963	$36,404

Adjustments:
Operating income adjustments (see above)	7,405	4,801
Adjustments for taxes (4)	(1,456)	16,805
Non-GAAP Net Income	$39,912	$58,010

GAAP Net Income Per Share:
Basic	$0.49	$0.48
Diluted	$0.47	$0.47

Non-GAAP Net Income Per Share:
Basic	$0.58	$0.77
Diluted	$0.55	$0.74

Weighted-average shares used in computing per share amounts:
Basic	68,907	75,332
Diluted	72,053	78,241

(1) Stock compensation expense was as follows:

Cost of sales	$2,055	$1,880
Selling, general and administrative	7,490	5,276
Research and development	216	133
Total	$9,761	$7,289

(2) Represents a reduction in an accrual for contingent consideration related to an acquisiton completed in a previous period.

(3) Relates to recovery of previously written-off inventory and bad debt associated with distressed customers.

(4) GAAP provision for income taxes	$7,305	$25,840

Adjustments:
Tax impact of operating income adjustments	118	206
Discrete tax items	4,905	(1,089)
Other deferred tax adjustments	(3,567)	(15,922)

Subtotal - adjustments for taxes	1,456	(16,805)

Non-GAAP provision for income taxes	$8,761	$9,035

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, as adjusted for taxes, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Infrequent Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements and gains and losses on sales of assets and redemptions of debt), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we include in our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company’s results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions where we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.